Exhibit 5.1

[Sidley Austin LLP Letterhead]

June 10, 2013
AmTrust Financial Services, Inc.
59 Maiden Lane, 43rd Floor
New York, New York    10038
Re:    AmTrust Financial Services, Inc.
Registration Statement on Form S-3 (Registration No. 333-169520)

Ladies and Gentlemen:
This opinion is furnished to you in connection with the above-referenced registration statement (the “Registration Statement”) that was filed by AmTrust Financial Services, Inc., a Delaware corporation (the “Company”), on October 13, 2010 (Registration No. 333-169520) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of debt securities, warrants, units, preferred stock and common stock to be issued from time to time by the Company.
Pursuant to the Registration Statement, the Company is issuing up to 5,290,000 shares of the Company’s 6.75% Non-Cumulative Preferred Stock, Series A, par value $0.01 per share, liquidation preference of $25 per share (the “Shares”).
We are familiar with (i) the Registration Statement, (ii) the prospectus dated October 13, 2010 included in the Registration Statement (the “Base Prospectus”), (iii) the prospectus supplement dated June 3, 2013 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) supplementing the Base Prospectus and relating to the Shares, (iv) the Underwriting Agreement, dated June 3, 2013, by and among the Company and Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives of the several underwriters named in Schedule II thereto (the “Underwriting Agreement”), (v) certain resolutions of the Board of Directors of the Company adopted on September 22, 2010 and May 23, 2013, as certified by the Secretary of the Company on the date hereof as being true, complete and correct and in full force and effect, relating to, among other things the creation, offer, issuance, sale and distribution of the Shares and the establishment of a Pricing Committee of the Board of Directors, (vi) certain resolutions of such Pricing Committee adopted on June 3, 2013, as certified by the Secretary of the Company on the date hereof as being true, complete and correct and in full force and effect, (vii) the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated By-Laws of the Company, in each case as currently in effect and as certified by the Secretary of the Company on the date hereof as being true, complete and correct and in full force and effect, and (viii) the Certificate of Designations relating to the Shares dated June 7, 2013 (the “Certificate of Designations”). We have also examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and other corporate documents, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for the opinions set forth herein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.
Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:
1.The issuance of 4,600,000 Shares covered by the Registration Statement have been duly authorized and, when issued and delivered as contemplated by the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.
2.The issuance of 690,000 Shares covered by the Registration Statement in connection with any exercise of the option to purchase additional Shares granted by the Company to the underwriters pursuant to the Underwriting Agreement have been duly authorized by the Company, and when issued and delivered as contemplated by the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.
For the purposes of paragraph 2 of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of Shares pursuant to the underwriters’ option to purchase additional Shares: (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity thereof; and (ii) the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated By-Laws of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect.
This opinion letter is limited to the laws of the General Corporation Law of the State of Delaware.
We hereby consent to the filing of this opinion letter as an Exhibit to the Company’s Current Report on Form 8-K filed with the SEC on June 10, 2013 and to its incorporation by reference into the Registration Statement and to the use of our name under the captions “Legal Matters” in the Prospectus which is part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the related rules promulgated by the SEC.
Very truly yours,

/s/ Sidley Austin LLP

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